EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CHARMING SHOPPES REPORTS FIRST QUARTER
NET INCOME OF $26.3 MILLION;
ANNOUNCES EXCLUSIVE LICENSING AGREEMENT FOR GITANO® BRAND;
UPDATES EARNINGS OUTLOOK FOR FISCAL YEAR 2008

Bensalem, PA, May 24, 2007 – Charming Shoppes, Inc. (NASDAQ:CHRS) a leading multi-brand, multi-channel specialty apparel retailer specializing in women's plus-size apparel, today reported sales and earnings for the first quarter ended May 5, 2007.  The Company has also provided an updated earnings outlook for the fiscal year ending February 2, 2008, and has announced an exclusive licensing agreement for the Gitano brand for its Fashion Bug stores.

Three Months Ended May 5, 2007
For the three months ended May 5, 2007, net income was $26.3 million, or $0.20 per diluted share, compared to net income of $32.1 million or $0.24 per diluted share for the three months ended April 29, 2006. The decline in net income was primarily attributable to decreases in the Company’s merchandise margin, related to promotional pricing following unseasonable and unfavorable weather trends during the quarter.  Additionally, lower sales in the Company’s apparel-related catalogs contributed to the year over year decline in net income.  Net income for the period ended May 5, 2007 met the Company’s expectations.

Net sales for the three months ended May 5, 2007 increased 7% to $784.7 million, compared to net sales of $734.9 million for the three months ended April 29, 2006.  Net sales for the Company’s Retail Stores segment were $685.5 million during the three months ended May 5, 2007, compared to $627.4 million during the three months ended April 29, 2006.  This increase of 9% was driven by the addition of the outlet business, as well as net sales increases at each of the Company’s retail brands and related e-commerce businesses.  Consolidated comparable store sales for the Company’s Retail Stores segment were flat during the three months ended May 5, 2007, compared to a 1% increase during the three months ended April 29, 2006.  Net sales for the Company’s Direct-to-Consumer segment were $98.4 million during the three months ended May 5, 2007, compared to $107.4 million during the three months ended April 29, 2006, a decrease of 8%.  The decline in sales is primarily attributable to a decline in response rates from the Direct-to-Consumer core customer mailing list.  Under the leadership of Lori Twomey, who was recently appointed President of Crosstown Traders, the Company is further strengthening its Direct-to-Consumer management team.  The Company continues its focus on the launch of the Lane Bryant catalog in November 2007, as well as improving the performance of the core apparel group catalogs.

Commenting on the Company’s performance, Dorrit J. Bern, Chairman, Chief Executive Officer and President of Charming Shoppes, Inc., said, “As has widely been the experience throughout the retail apparel industry, our performance was negatively impacted by unfavorable weather trends during the quarter.  We had previously stated that we anticipated challenging trends for the first quarter, and in response, we managed inventories well and controlled expenses.  As a result, despite these challenges we met our earnings expectations for the quarter.  Entering the second quarter, we are well positioned in our seasonal inventory levels, and are confident in the positioning of our fashion offerings.”

Comparable store sales by retail store brand for the three months ended May 5, 2007, were:

Three Months
Ended May 5, 2007
Lane Bryant Stores	0%
Fashion Bug Stores	(2%)
Catherines Stores	5%
Consolidated Retail Store Brands	0%

Bern continued, “During the quarter, we announced the issuance of new $250 million 1.125% senior convertible notes.  We have also called for the redemption of our $150 million 4.75% senior convertible notes, effective June 4, 2007.  The net effect of these transactions will result in lower interest expense for the Company.  Additionally, we repurchased 10.3 million common shares during the first quarter with proceeds from this financing, and intend to utilize approximately $80 to $100 million of these proceeds to repurchase additional common shares through the remainder of the fiscal year.”

Looking forward, Bern stated, “We are extremely pleased today to announce a significant development in the strategic evolution of our merchandise initiatives at our Fashion Bug brand.  We have signed a licensing agreement with Wrangler Apparel Corp., a subsidiary of V.F. Corporation, for the exclusive use of the Gitano brand name.  This label has historically enjoyed a great deal of equity as a quality fashion brand, and has held leading market share positions for popularly-priced fashion apparel, particularly during the late 1980’s. Gitano product will begin arriving at our stores during the third quarter, and will include fashionable casual merchandise offerings in Plus and Misses Sportswear, as well as Footwear offerings.  We are planning a marketing campaign to support this exciting brand offering for the Fall season, and expect Gitano, along with other brand initiatives, to position Fashion Bug as a destination for exclusive and compelling lifestyle brands with a strong value proposition.”

Updated Outlook for Fiscal Year 2008
For the fiscal year ending February 2, 2008, the Company has updated projections for diluted earnings per share in the range of $0.86 - $0.90, compared to diluted earnings per share of $0.81 for the corresponding period ended February 3, 2007.  This projection assumes total sales in a range of $3.20 to $3.25 billion and low single-digit percentage increases in consolidated comparable store sales for the Company’s Retail Stores segment, compared to a 1% comparable store sales increase in the prior year.  The Company’s Fiscal Year 2008 projection includes an initial investment of approximately $10 million pretax ($6.4 million after tax, or $0.05 per diluted share) related to the launch of the Lane Bryant catalog during the fourth quarter of Fiscal Year 2008.

Outlook for the Second Quarter ending August 4, 2007
For the second quarter ending August 4, 2007, the Company has projected diluted earnings per share in the range of $0.25 - $0.27.  This projection assumes total sales in a range of $795 to $805 million, and low single-digit percentage increases in consolidated comparable store sales for the Company’s Retail Stores segment, compared to a 2% comparable store sales increase in the corresponding period of the prior year, and a continued decline in sales in our apparel catalogs.  For the corresponding period ended July 29, 2006, diluted earnings per share were $0.24.

Charming Shoppes, Inc. will host its first quarter earnings conference call today at 9:15 am Eastern time.  To listen to the conference call, please dial 877-407-8293 approximately 10 minutes prior to the scheduled event.  The conference call will also be simulcast at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives.  The general public is invited to listen to the conference call via the webcast or the dial-in telephone number.

This press release, a transcript of prepared conference call remarks, and certain other financial and statistical information will be available, prior to today’s conference call, on the Company’s corporate website, at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives. An audio rebroadcast of the conference call will be accessible at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives, following the live conference.

The conference call will be recorded on behalf of Charming Shoppes, Inc. and consists of copyrighted material.  It may not be re-recorded, reproduced, transmitted or rebroadcast, in whole or in part, without the Company's express written permission.  Accessing this call or the rebroadcast constitutes consent to these terms and conditions.  Participation in this call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

At May 5, 2007, Charming Shoppes, Inc. operated 2,396 retail stores in 48 states under the names LANE BRYANT®, FASHION BUG®, FASHION BUG PLUS®, CATHERINES PLUS SIZES®, LANE BRYANT OUTLET™, and PETITE SOPHISTICATE OUTLET™.  During the three months ended May 5, 2007 the Company opened 32, relocated 21, and closed 14 retail stores.  The Company ended the period with 1,008 Fashion Bug and Fashion Bug Plus stores, 877 Lane Bryant and Lane Bryant Outlet stores, 465 Catherines stores, and 46 Petite Sophisticate Outlet stores, comprising approximately 16,008,000 square feet of leased space. Apparel, accessories, footwear and gift catalogs, including the following titles, are operated by Charming Shoppes’ Crosstown Traders:  Old Pueblo Traders, Bedford Fair, Willow Ridge, Lew Magram, Brownstone Studio, Regalia, Intimate Appeal, Monterey Bay Clothing Company, Coward Shoe and Figi's.  Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

This press release contains and the Company’s conference call will contain certain forward-looking statements concerning the Company's operations, performance, and financial condition.  Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to implement the Company’s business plan for increased profitability and growth in the Company’s retail stores and direct-to-consumer segments, the failure to successfully implement the Company’s expansion of Cacique through new store formats, the failure to successfully implement the Company’s integration of operations of, and the business plan for, Crosstown Traders, Inc., adverse changes in costs vital to catalog operations, such as postage, paper and acquisition of prospects, declining response rates to catalog offerings, failure to maintain efficient and uninterrupted order-taking and fulfillment in our direct-to-consumer business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, escalation of energy costs, a weakness in overall consumer demand, failure to find suitable store locations, increases in wage rates, the ability to hire and train associates, trade and security restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow from the Company’s centralized distribution facilities, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2007 and other Company filings with the Securities and Exchange Commission.  Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:	Gayle M. Coolick
Director of Investor Relations
215-638-6955

CHARMING SHOPPES, INC.
(Unaudited)

		Three Months		Three Months
		Ended		Ended
	Percent	May 5	Percent	Apr 29	Percent
(in thousands, except per share amounts)	Change	2007 (c)	of Sales (a)	2006 (b)	of Sales (a)

Net sales	6.8%	$784,712	100.0%	$734,922	100.0%

Cost of goods sold, buying, catalog and occupancy	9.0	546,197	69.6	501,072	68.2
Selling, general, and administrative	7.8	195,620	24.9	181,447	24.7
Total operating expenses	8.7	741,817	94.5	682,519	92.9

Income from operations	(18.1)	42,895	5.5	52,403	7.1

Other income, principally interest	(14.0)	1,330	0.2	1,547	0.2
Interest expense	(20.9)	(3,263)	(0.4)	(4,124)	(0.6)

Income before income taxes	(17.8)	40,962	5.2	49,826	6.8
Income tax provision	(17.5)	14,664	1.9	17,765	2.4

Net income	(18.0)%	$26,298	3.4%	$32,061	4.4%

Basic net income per share		$0.21		$0.26
Weighted average shares outstanding		123,003		121,813

Net income per share, assuming dilution		$0.20		$0.24
Weighted average shares and equivalents outstanding		139,938		139,427

(a) Results do not add due to rounding.

(b) Certain prior year amounts have been reclassified to conform with current-year presentation.

(c) Includes results from Outlet stores, which began operations in July, 2006.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	May 5,	February 3,
(In thousands, except share amounts)	2007	2007
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$240,913	$143,838
Available-for-sale securities	300	1,997
Accounts receivable, net of allowances of $5,627 and $5,083	6,831	33,366
Investment in asset-backed securities	61,564	60,643
Merchandise inventories	469,508	429,433
Deferred advertising	20,701	21,707
Deferred taxes	5,573	4,469
Prepayments and other	139,010	145,385
Total current assets	944,400	840,838

Property, equipment, and leasehold improvements – at cost	1,026,396	996,430
Less accumulated depreciation and amortization	592,835	573,984
Net property, equipment, and leasehold improvements	433,561	422,446

Trademarks and other intangible assets	248,809	249,490
Goodwill	153,370	153,370
Other assets	54,789	44,798
Total assets	$1,834,929	$1,710,942

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
4.75% Senior convertible notes	$149,999	$0
Accounts payable	197,125	178,629
Accrued expenses	168,153	190,702
Income taxes payable	1,233	0
Current portion – long-term debt	10,134	10,887
Total current liabilities	526,644	380,218

Deferred taxes	56,944	57,340
Other non-current liabilities	164,492	144,722
Long-term debt	279,129	181,124

Stockholders’ equity
Common Stock $.10 par value:
Authorized – 300,000,000 shares
Issued – 136,020,034 shares and 135,762,531 shares	13,602	13,576
Additional paid-in capital	255,120	285,159
Treasury stock at cost – 22,580,893 shares and 12,265,993 shares	(215,238)	(84,136)
Accumulated other comprehensive income/(loss)	(2)	1
Retained earnings	754,238	732,938
Total stockholders’ equity	807,720	947,538
Total liabilities and stockholders’ equity	$1,834,929	$1,710,942

Certain prior-year amounts have been reclassified to conform to the current-year presentation.

Amounts are preliminary and subject to reclassifications and adjustments.

CHARMING SHOPPES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Thirteen Weeks Ended
	May 5,	April 29,
(In thousands)	2007	2006

Operating activities
Net income	$26,298	$32,061
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	22,744	20,158
Deferred income taxes	(395)	(1,665)
Stock-based compensation	2,924	2,551
Excess tax benefits related to stock-based compensation	(636)	(2,035)
Net (gain)/loss from disposition of capital assets	460	353
Net gain from securitization activities	(193)	(152)
Changes in operating assets and liabilities
Accounts receivable	26,535	30,118
Merchandise inventories	(40,075)	(72,206)
Accounts payable	18,496	49,720
Deferred advertising	1,006	(953)
Prepayments and other	4,625	(11,127)
Income taxes payable	1,869	18,274
Accrued expenses and other	(3,476)	(6,160)
Net cash provided by operating activities	60,182	58,937

Investing activities
Investment in capital assets	(37,511)	(23,854)
Proceeds from sales of capital assets	0	0
Gross purchases of securities	(1,598)	(3,251)
Proceeds from sales of securities	2,563	9,463
Acquisition of Crosstown Traders, Inc., net of cash acquired	0	0
Increase in other assets	(3,523)	(7,042)
Net cash used by investing activities	(40,069)	(24,684)

Financing activities
Proceeds from short-term borrowings	5,383	96,418
Repayments of short-term borrowings	(5,383)	(106,418)
Proceeds from issuance of senior convertible notes	250,000	0
Repayments of long-term borrowings	(2,749)	(3,766)
Payments of deferred financing costs	(6,250)	0
Excess tax benefits related to stock-based compensation	636	2,035
Purchase of hedge on senior convertible notes	(82,250)	0
Sale of common stock warrants	49,050	0
Purchases of treasury stock	(131,102)	0
Net proceeds from issuance of common stock under employee stock plans	(373)	2,223
Net cash provided/(used) by financing activities	76,962	(9,508)

Increase in cash and cash equivalents	97,075	24,745
Cash and cash equivalents, beginning of period	143,838	130,132
Cash and cash equivalents, end of period	$240,913	$154,877

Non-cash financing and investing activities
Equipment acquired through capital leases	$0	$0

Amounts are preliminary and subject to reclassifications and adjustments.